UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 8, 2012
CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 8, 2012, the Board of Directors of CSP Inc. took action to declassify the Board of Directors, eliminating the existing three-year staggered terms and providing that all directors, including all incumbent directors as of the date of the Board’s resolution, will be elected annually commencing with the 2013 annual meeting of shareholders.
To effect this change, the Board adopted a resolution to exempt the Company from Section 8.06(b) of the Massachusetts Business Corporation Act, Chapter 156D of the Massachusetts General Laws, which provides for classified boards for public corporations.
In addition, the Board amended the By-Laws of the Company to eliminate the text of Article III, Section 2(b), which set forth, in substantially the same language as contained in Chapter 156D, provisions dealing with the classification of the Board and the election of directors to staggered three-year terms.
These changes became effective upon adoption of the Board resolution referred to above.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.2    By-Laws, as amended May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:  __ /s/ Gary W. Levine
Name:   Gary W.Levine
Title:     Secretary

Dated: May 11, 2012